Exhibit 99.1

BioTime Subsidiary LifeMap Sciences, Inc. Announces Financing of Up to $3 Million from Share Exchange Agreement

ALAMEDA, Calif.--(BUSINESS WIRE)--July 26, 2012--BioTime, Inc. (NYSE MKT: BTX) and its subsidiary LifeMap Sciences, Inc. (“LifeMap”) today announced that LifeMap entered into a Share Exchange and Contribution Agreement with Alfred D. Kingsley and a company that he controls, Greenway Partners, L.P., pursuant to which Mr. Kingsley and Greenway agreed to contribute to LifeMap, in the aggregate, BioTime common shares having an aggregate value of not less than $2,000,000 and not more than $3,000,000. LifeMap may sell, from time to time, some or all of the BioTime shares it receives and will use proceeds from the sale of the shares to expand the development and marketing of its database products, its research products, and its therapeutic discovery activities.

LifeMap expects to use a portion of the net proceeds to fund the continued development of its online stem cell database LifeMap™ and marketing all of its database products, including GeneCards®, and the market launch of two new online databases, PanDaTox and MalaCards. LifeMap will also use proceeds to fund expenses of marketing BioTime research products, primarily online through LifeMap’s website. In addition, LifeMap plans to commence research into the identification and development of novel cell lines for therapeutic products, including research on ACTCellerate™ human embryonic progenitor cell lines (“hEPC lines”) using the LifeMap proprietary discovery platform, with the goal of identifying those hEPCs that have greatest potential for use in the development of cell-based therapies for degenerative diseases. One or more hEPC lines identified as candidates for therapeutic product development may be selected for development by BioTime, or by one or more BioTime subsidiaries, including by LifeMap, directly or through collaborative or licensing arrangements with third parties.

BioTime plans to file a registration statement with the Securities and Exchange Commission relating to the BioTime shares received by LifeMap. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, The go-to discovery and marketing platform for biomedical and stem-cell research. This platform will include GeneCards®: the leading human gene database; the LifeMap™ database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, a recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, BioTime plans to make LifeMap Sciences BioTime’s principal marketing subsidiary for research products, including ACTCellerate™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, hES cell lines carrying inherited genetic diseases, and ESpan™ growth media for progenitor cell lines for non-therapeutic uses. LifeMap Sciences will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists will utilize LifeMap’s proprietary discovery platform and stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary ACTCellerate™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap™ discovery platform will be used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority-owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap™ database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database. LifeMap will also market BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will”, “believes”, “plans”, “anticipates”, “expects”, “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth S. Elsner, 781-826-7719
ke@lifemapsc.com